[Letterhead of Jones, Jensen & Company, LLC]


                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------





Kelly's Coffee Group, Inc.
268 West 400 South
Suite 300
Salt Lake City, UT 84101

Gentlemen:

     We hereby consent to the use of our audit report of Kelly's Coffee Group, Inc. and subsidiaries dated September 9, 1999 for the years ended February 28, 1998 and 1997 in the Form S-8. We also consent to the use of our name as experts in such Registration Statement.


  /s/ Jones Jensen & Company

Jones, Jensen & Company
Salt Lake City, Utah
January 27, 2000





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